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                                                                   EXHIBIT 99.1




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                          AGREEMENT AND PLAN OF MERGER



                                     BETWEEN



                               BANCORPSOUTH, INC.



                                       AND



                          FIRST UNITED BANCSHARES, INC.



                           DATED AS OF APRIL 16, 2000












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                                TABLE OF CONTENTS

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

                                                                             PAGE
                                                                             ----
ARTICLE I   THE MERGER.........................................................2
     1.1.   The Merger.........................................................2
     1.2.   Effective Time.....................................................2
     1.3.   Effects of the Merger..............................................2
     1.4.   Conversion of First United Common Stock............................3
     1.5.   Stock Options......................................................4
     1.6.   BancorpSouth Common Stock..........................................4
     1.7.   Articles of Incorporation..........................................5
     1.8.   Bylaws.............................................................5
     1.9.   Directors and Officers.............................................5
     1.10.  Tax Consequences; Accounting Treatment.............................5

ARTICLE II  EXCHANGE OF SHARES.................................................5
     2.1.   BancorpSouth to Make Shares Available..............................5
     2.2.   Exchange of Shares.................................................5

ARTICLE III DISCLOSURE SCHEDULES; STANDARDS FOR REPRESENTATIONS
     AND WARRANTIES............................................................7
     3.1    Disclosure Schedules...............................................7
     3.2.   Standards..........................................................7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF FIRST............................8
     4.1.   Corporate Organization.............................................8
     4.2.   Capitalization....................................................12
     4.3.   Authority; No Violation...........................................13
     4.4.   Consents and Approvals............................................14
     4.5.   Reports...........................................................14
     4.6.   Financial Statements..............................................14
     4.7.   Broker's Fees.....................................................15
     4.8.   Absence of Certain Changes or Events..............................15
     4.9.   Legal Proceedings.................................................15
     4.10.  Taxes.............................................................16
     4.11.  Employees.........................................................16
     4.12.  First United Information..........................................18
     4.13.  Compliance with Applicable Law....................................18
     4.14.  Certain Contracts.................................................18
     4.15.  Agreements with Regulatory Agencies...............................18
     4.16.  Business Combination Provision; Takeover Laws.....................19
     4.17.  Environmental Matters.............................................19
     4.18.  Approvals.........................................................19
     4.19.  Insurance.........................................................19
     4.20.  Year 2000.........................................................20
     4.21.  Accounting for the Merger; Reorganization.........................20

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH....................20
     5.1.   Corporate Organization............................................20

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

     5.2.    Capitalization...................................................20
     5.3.    Authority; No Violation..........................................21
     5.4.    Consents and Approvals...........................................22
     5.5.    Reports..........................................................22
     5.6.    Financial Statements.............................................22
     5.7.    Broker's Fees....................................................23
     5.8.    Absence of Certain Changes or Events.............................23
     5.9.    Legal Proceedings................................................23
     5.10.   Taxes............................................................23
     5.11.   Employees........................................................24
     5.12.   BancorpSouth Information.........................................24
     5.13.   Compliance with Applicable Law...................................24
     5.14.   Ownership of First United Common Stock; Affiliates
             and Associates...................................................24
     5.15.   Agreements with Regulatory Agencies..............................25
     5.16.   Approvals........................................................25
     5.17.   Environmental Matters............................................31
     5.18.   Insurance........................................................26
     5.19.   Accounting for the Merger; Reorganization........................26

ARTICLE VI   COVENANTS RELATING TO CONDUCT OF BUSINESS........................26
     6.1.    Covenants of First United........................................26
     6.2.    Covenants of BancorpSouth........................................28

ARTICLE VII  ADDITIONAL AGREEMENTS............................................29
     7.1.    Regulatory Matters...............................................29
     7.2.    Access to Information............................................30
     7.3.    Shareholder Meetings.............................................31
     7.4.    Legal Conditions to Merger.......................................31
     7.5.    Affiliates.......................................................31
     7.6.    NYSE Listing.....................................................31
     7.7.    Employee Benefit Plans; Existing Agreements......................31
     7.8.    Indemnification of First United Directors and Officers...........32
     7.9.    Additional Agreements............................................33
     7.10.   Coordination of Dividends........................................33
     7.11.   Stock Option Agreements..........................................33
     7.12.   Publication of Combined Results..................................34
     7.13.   Reasonable Best Efforts..........................................34
     7.14.   BancorpSouth Board of Directors..................................34
     7.15.   First United-Texas Subsidiary Merger.............................34

ARTICLE VIII CONDITIONS PRECEDENT.............................................34
     8.1.    Conditions to Each Party's Obligation To Effect the Merger.......34
     8.2.    Conditions to Obligations of BancorpSouth........................35
     8.3.    Conditions to Obligations of First United........................36

ARTICLE IX   TERMINATION AND AMENDMENT........................................36
     9.1.    Termination......................................................36
     9.2.    Effect of Termination............................................39

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
     9.3.   Amendment.........................................................39
     9.4.   Extension; Waiver.................................................39

ARTICLE X   GENERAL PROVISIONS................................................40
     10.1.  Closing...........................................................40
     10.2.  Nonsurvival of Representations, Warranties and Agreements.........40
     10.3.  Expenses..........................................................40
     10.4.  Notices...........................................................40
     10.5.  Interpretation....................................................41
     10.6.  Defined Terms.....................................................42
     10.7.  Counterparts......................................................42
     10.8.  Entire Agreement..................................................42
     10.9.  Governing Law.....................................................42
     10.10. Enforcement of Agreement..........................................42
     10.11. Severability......................................................42
     10.12. Publicity.........................................................42
     10.13. Assignment; Third Party Beneficiaries.............................42

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
                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, dated as of April 16, 2000
("Agreement"), between BANCORPSOUTH, INC., a Mississippi corporation
("BancorpSouth"), and FIRST UNITED BANCSHARES, INC., an Arkansas corporation
("First United," and collectively with BancorpSouth, the "Holding Companies").

                                    RECITALS:

         WHEREAS, BancorpSouth is the parent corporation of BancorpSouth Bank, a Mississippi banking corporation ("BancorpSouth Bank");

         WHEREAS, First United is the sole shareholder of the following entities: (i) The First National Bank of El Dorado, a national banking association organized under the laws of the United States ("El Dorado"), (ii)
First National Bank of Magnolia, a national banking association organized under the laws of the United States ("Magnolia"), (iii) Merchants and Planters Bank,
N.A. of Camden, a national banking association organized under the laws of the United States ("Merchants"), (iv) The City National Bank of Fort Smith, a national banking association organized under the laws of the United States
("Fort Smith"), (v) The Bank of North Arkansas, an Arkansas banking corporation
("North Arkansas"), (vi) FirstBank, a Texas banking corporation ("FirstBank"),
(vii) First United Bank, an Arkansas banking corporation ("FU Bank"), (viii)
Fredonia State Bank, a Texas banking corporation ("Fredonia"), (ix) City Bank &
Trust of Shreveport, a Louisiana banking corporation ("City Bank"), (x) Citizens
National Bank of Hope, a national banking association organized under the laws of the United States ("Citizens"), (xi) First Republic Bank, a Louisiana banking corporation ("Republic"), and (xii) First United Trust Company, N.A., a national association organized under the laws of the United States ("First United Trust")
(El Dorado, Magnolia, Merchants, Fort Smith, North Arkansas, FirstBank, FU Bank,
Fredonia, City Bank, Citizens, Republic and First United Trust shall collectively be referred to for purposes of this Agreement as the "First United
Banks");

         WHEREAS, First United is the sole shareholder of First United of Texas, Inc., an Arkansas corporation ("First United-Texas"), which is the sole shareholder of Fredonia and First Bank;

         WHEREAS, BancorpSouth and First United have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein in which
(i) First United will merge with and into BancorpSouth (the "Holding Company
Merger") and (ii) each of the First United Banks will merge with and into BancorpSouth Bank (collectively, the "Bank Mergers"), each subject to the terms and conditions set forth herein (the Holding Company Merger and the Bank
Mergers, collectively, the "Merger");

         WHEREAS, concurrently with the execution and delivery of this Agreement, the parties are entering into Stock Option Agreements (the "Stock
Option Agreements") pursuant to which each of the parties shall grant to the other an option to acquire, under certain circumstances, up to 19.9% of the party's outstanding shares of common stock;

         WHEREAS, the parties intend that the Merger be treated as a reorganization under the provisions of Section 368(a) of the Internal Revenue
Code of 1986, as amended, and the rules and regulations promulgated thereunder
(the "Code");

         WHEREAS, the parties intend that the Merger be accounted for under the pooling of interests method of accounting; and

         WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Mergers.





         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                   AGREEMENT:

                              ARTICLE I. THE MERGER

1.1.     The Merger.

         (a) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Business Corporation Act (the "MBCA") and the Arkansas Business Corporation Act of 1987 (the "ABCA"), at the Effective Time (as defined in Section 1.2), First United shall merge with and into BancorpSouth. BancorpSouth shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Holding Company Merger, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Corporation shall continue to be "BancorpSouth, Inc." Upon consummation of the Holding Company Merger, the separate corporate existence of First United shall terminate.

         (b) Subject to the terms and conditions of this Agreement, in accordance with the Mississippi Banking Act (the "MBA"), the National Bank Act (the "NBA"), the Arkansas Banking Code of 1997 (the "ABA"), the Louisiana Banking Law (the "LBL") and the Texas Finance Code (the "TBA"), as applicable, at the Effective Time, each of the First United Banks shall merge with and into BancorpSouth Bank. BancorpSouth Bank shall be the surviving banking corporation (hereinafter sometimes called the "Surviving Bank") in each of the Bank Mergers, and shall continue its corporate existence under the laws of the State of Mississippi. The name of the Surviving Bank shall continue to be "BancorpSouth Bank." Upon consummation of the Bank Mergers, the separate corporate existence of each of the First United Banks shall terminate.

1.2.     Effective Time.

         (a) The Holding Company Merger shall become effective as set forth in the articles of merger (the "Holding Company Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Secretary of State of the State of Mississippi (the "Mississippi Secretary") and the Secretary of State of the State of Arkansas (the "Arkansas Secretary") with respect to the Holding Company Merger.

         (b) The Bank Mergers shall become effective as set forth in the respective articles of merger (the "Bank Articles of Merger," and together with the Holding Company Articles of Merger, the "Articles of Merger") which shall be filed on the Closing Date (as defined in Section 10.1) with the Mississippi Department of Banking and Consumer Finance (the "Mississippi Department"), the Arkansas State Bank Department (the "Arkansas Department"), the Texas Department of Banking (the "Texas Department"), the Louisiana Office of Financial Institutions (the "Louisiana Department"), the Office of the Comptroller of the Currency of the United States Department of Treasury (the "OCC") and the Arkansas Secretary with respect to the Bank Mergers, but shall occur immediately after the Holding Company Merger.

         (c) The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Articles of Merger.

1.3.     Effects of the Merger.

         (a) At and after the Effective Time, the Holding Company Merger shall have the effects set forth in Section 79-4-11.06 of the MBCA and Section 4-27-1106 of the ABCA.


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

         (b) At and after the Effective Time, the Bank Mergers shall have the effects set forth in, as applicable, Section 81-5-85 of the MBA, Section 23-48-604 of the ABA, Section 6:355 of the LBL, Section 32.301 of the TBA and
Section 3(e) of the NBA (12 U.S.C. ss. 215a(e)).

1.4.     Conversion of First United Common Stock.

         (a) At the Effective Time, subject to Section 2.2(e) hereof, each share of the common stock, par value $1.00 per share, of First United (the "First United Common Stock") issued and outstanding immediately prior to the Effective Time (other than First United Dissenting Shares (as defined in this Section below) and other than shares of First United Common Stock held directly or indirectly by BancorpSouth or First United or any of their respective Subsidiaries (as defined in Section 3.2 hereof), except for Trust Account Shares and DPC shares (as such terms are defined in this Section below), shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for 1.125 shares (the "Exchange Ratio"), based upon the representations contained in Section 4.2, of the common stock, par value $2.50 per share, of BancorpSouth ("BancorpSouth Common Stock"), together with the number of BancorpSouth Rights (as defined in Section 5.2) associated therewith. There shall be no adjustment in the Exchange Ratio in the event of any change in the price of BancorpSouth Common Stock, First United Common Stock or any other matter, other than for Anti-Dilution Events (as defined in this Section below).

         (b) All of the shares of First United Common Stock converted into BancorpSouth Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of First United Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of BancorpSouth Common Stock and (ii) the cash in lieu of fractional shares into which the shares of First United Common Stock represented by such Certificate have been converted pursuant to this
Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of First United Common Stock shall be exchanged for certificates representing whole shares of BancorpSouth Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If, between the date of this Agreement and the Effective Time, the shares of BancorpSouth Common Stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within said period (any such event, an "Anti-Dilution Event"), the Exchange Ratio shall be adjusted to result in the same aggregate consideration being delivered to First United's shareholders as would have been received had such Anti-Dilution Event not occurred.

         (c) At the Effective Time, all shares of First United Common Stock that are owned directly or indirectly by BancorpSouth or First United or any of their respective Subsidiaries, other than shares of First United Common Stock (i) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity for the benefit of third parties (any such shares, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or First United, as the case may be, being referred to herein as "Trust Account Shares") and (ii) held by BancorpSouth or First United or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of First United Common Stock, and shares of BancorpSouth Common Stock which are similarly held, whether held directly or indirectly by BancorpSouth or First United, being referred to herein as "DPC Shares"), shall be canceled and shall cease to exist and no stock of BancorpSouth or other consideration shall be delivered in exchange therefor. All shares of BancorpSouth Common Stock that are owned by First United or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of BancorpSouth.

         (d) Notwithstanding anything in this Agreement to the contrary, shares of First United Common Stock which are outstanding immediately prior to the Effective Time and with respect to which dissenters' rights shall have been properly demanded in accordance with Sections 4-27-1301 et seq. of the ABCA ("First United Dissenting Shares") shall not be converted into the right to receive, or be exchangeable for, BancorpSouth Common Stock or cash in lieu of fractional shares but, instead, the holders thereof shall be entitled to payment of the appraised value of such First United Dissenting Shares in accordance with the provisions of Sections 4-27-1301 et seq. of the ABCA; provided, however, that (i) if any holder of First United Dissenting Shares shall subsequently deliver a written withdrawal of his demand for appraisal of such shares, or (ii) if any holder fails to establish his entitlement to dissenters' rights as provided in Sections 4-27-1301 et seq. of the ABCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of First United Common Stock and each of such shares shall thereupon be deemed to have been converted into the right to receive, and to have become exchangeable for, as of the Effective Time, BancorpSouth Common Stock and/or cash in lieu of fractional shares, without any interest thereon, as provided in Sections 1.4(a) and 1.4(b) and Article II hereof.

         (e) BancorpSouth may terminate this Agreement if cash payments in respect of fractional shares or dissenter's rights exceed the amount permissible for the utilization of pooling of interests method of accounting with respect to the Merger.

         (f) At the Effective Time, all shares of El Dorado common stock ("El Dorado Common Stock"), Magnolia common stock ("Magnolia Common Stock"), Merchants common stock ("Merchants Common Stock"), Fort Smith common stock ("Fort Smith Common Stock"), North Arkansas common stock ("North Arkansas Common Stock"), FirstBank common stock ("FirstBank Common Stock"), FU Bank common stock ("FU Bank Common Stock"), Fredonia common stock ("Fredonia Common Stock"), City Bank common stock ("City Bank Common Stock"), Citizens common stock ("Citizens Common Stock"), Republic common stock ("Republic Common Stock"), and First United Trust common stock ("First United Trust Common Stock"), shall be canceled and shall cease to exist and no stock of BancorpSouth or BancorpSouth Bank, or other consideration shall be delivered in exchange therefor.

1.5. Stock Options. At the Effective Time, each option granted by First United to purchase shares of First United Common Stock (each a "First United Option") which is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of First United Common Stock and shall be promptly replaced by an option issued under and subject to the appropriate stock option plan of BancorpSouth to purchase shares of BancorpSouth Common Stock in an amount and at an exercise price determined as provided below:

                  (i) The number of shares of BancorpSouth Common Stock to be subject to the new option shall be equal to the product of the number of shares of First United Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of BancorpSouth Common Stock resulting from such multiplication shall be rounded down to the nearest whole share; and

                  (ii) The exercise price per share of BancorpSouth Common Stock under the new option shall be equal to the exercise price per share of First United Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent. The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code and, to the extent it is not so consistent, such Section 424(a) and pooling of interests method of accounting rules shall override anything to the contrary contained herein. The duration of the new option shall be the same as the original option.

1.6. BancorpSouth Common Stock. Except for shares of BancorpSouth Common Stock owned by First United or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of BancorpSouth as contemplated by Section 1.4 hereof, the shares of BancorpSouth Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and such shares shall remain issued and outstanding.



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

1.7. Articles of Incorporation. At the Effective Time, the Amended and Restated Articles of Incorporation of BancorpSouth, as in effect at the Effective Time, shall be the articles of incorporation of the Surviving Corporation. At the Effective Time, the Amended and Restated Articles of Association of BancorpSouth Bank, as in effect at the Effective Time, shall be the articles of association of the Surviving Bank.

1.8. Bylaws. At the Effective Time, the Bylaws of BancorpSouth, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law and the articles of incorporation of the Surviving Corporation. At the Effective Time, the Bylaws of BancorpSouth Bank, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Bank until thereafter amended in accordance with applicable law and the articles of association of the Surviving Bank.

1.9. Directors and Officers. Except as provided in Section 7.14, the directors and officers of BancorpSouth immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified. The directors and officers of BancorpSouth Bank immediately prior to the Effective Time shall be the directors and officers of the Surviving Bank, each to hold office in accordance with the articles of association and bylaws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

1.10. Tax Consequences; Accounting Treatment. It is intended that the Merger shall (i) constitute a reorganization within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code, and (ii) be accounted for as a "pooling of interests" under GAAP (as defined in Section 4.6).

                         ARTICLE II. EXCHANGE OF SHARES

2.1. BancorpSouth to Make Shares Available. At or prior to the Effective Time, BancorpSouth shall deposit, or shall cause to be deposited, with SunTrust Bank, Atlanta, N.A. or other bank or trust company (the "Exchange Agent") selected by BancorpSouth and reasonably satisfactory to First United, for the benefit of the holders of Certificates, for exchange in accordance with this
Article II, certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of BancorpSouth Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of First United Common Stock.

2.2.     Exchange of Shares.

         (a) As soon as practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of BancorpSouth Common Stock and the cash in lieu of fractional shares into which the shares of First United Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor and the Exchange Agent shall mail to such holder within three business days of such surrender (i) a certificate representing that number of whole shares of BancorpSouth Common Stock to which such holder of First United Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (ii) a check representing the amount of cash in lieu of fractional shares, if any,



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

which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

         (b) No dividends or other distributions declared after the Effective Time with respect to BancorpSouth Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of BancorpSouth Common Stock represented by such Certificate.

         (c) If any certificate representing shares of BancorpSouth Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of BancorpSouth Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no transfers on the stock transfer books of First United of the shares of First United Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be canceled and exchanged for certificates representing shares of BancorpSouth Common Stock as provided in this Article II.

         (e) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of BancorpSouth Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to BancorpSouth Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of BancorpSouth. In lieu of the issuance of any such fractional share, BancorpSouth shall pay to each former stockholder of First United who otherwise would be entitled to receive a fractional share of BancorpSouth Common Stock an amount in cash equal to the product of (x) the Closing Price (as defined below), times (y) the fraction of a share of BancorpSouth Common Stock which such holder would otherwise be entitled to receive pursuant to Article I hereof. The "Closing Price" means the average of the last reported sale prices of BancorpSouth Common Stock, as reported by the New York Stock Exchange ("NYSE") Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually agreeable to the parties), for the three NYSE trading days immediately preceding the Closing Date.

         (f) Any portion of the Exchange Fund that remains unclaimed by the shareholders of First United for 12 months after the Effective Time shall be paid to BancorpSouth. Any shareholders of First United who have not theretofore complied with this Article II shall thereafter look only to BancorpSouth for payment of their shares of BancorpSouth Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on BancorpSouth Common Stock deliverable in respect of each share of First United Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of BancorpSouth, First United, the Exchange Agent or any other person shall be liable to any former holder of shares of First United Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BancorpSouth, the posting by such person of a bond in such amount as BancorpSouth may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BancorpSouth Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                ARTICLE III. DISCLOSURE SCHEDULES; STANDARDS FOR
                         REPRESENTATIONS AND WARRANTIES

3.1. Disclosure Schedules. On or prior to the date hereof, each of BancorpSouth and First United has delivered to the other party a schedule (in the case of First United, the "First United Disclosure Schedule," and in the case of BancorpSouth, the "BancorpSouth Disclosure Schedule," and, generally, a "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more of such party's representations or warranties contained in Article IV, in the case of First United, or Article V, in the case of BancorpSouth, or to one or more of such party's covenants contained in Article VI; provided, however, that the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or material fact, event or circumstance or that such item has had or could be reasonably expected to have a Material Adverse Effect (as defined in Section 3.2 below) with respect to either First United or BancorpSouth, respectively.

3.2.     Standards.

         (a) No representation or warranty of First United contained in
Article IV, or of BancorpSouth contained in Article V, shall be deemed untrue or incorrect for any purpose under this Agreement as a consequence of the existence or absence of any fact, circumstance or event, unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representation or warranty contained in Article IV, in the case of First United, or Article V, in the case of BancorpSouth, has had or could be reasonably expected to have a Material Adverse Effect with respect to (i) First United or (ii) BancorpSouth, respectively.

         (b) As used in this Agreement, the term "Material Adverse Effect" means, with respect to BancorpSouth or First United, as the case may be, a material adverse effect on (i) the business, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from (A) any change in banking or similar laws, rules or regulations of general applicability or interpretations thereof by courts or governmental authorities, (B) any change in GAAP or regulatory accounting principles applicable to banks or their holding companies generally, (C) any action or omission of First United or BancorpSouth or any Subsidiary of either of them taken with the express prior written consent of the other party hereto, or (D) any expenses incurred by such party where such expenses are contemplated by or reasonably incurred in connection with this Agreement or the transactions contemplated hereby; or (ii) the ability of such party and its Subsidiaries to consummate the transactions contemplated hereby. Changes in the market price of First United Common Stock or BancorpSouth Common Stock shall not be considered Material Adverse Effects or otherwise considered a material change or circumstance for any purpose.

         (c) As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, limited liability company or other person, entity or organization, whether incorporated or unincorporated, with respect to which such party owns, directly or indirectly, 50% or more of the equity or ownership interests, or an amount of voting securities or ownership interests sufficient to elect at least a majority of its board of directors or other governing body.

           ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF FIRST UNITED

         Subject to Article III, First United hereby represents and warrants to BancorpSouth as follows:

4.1.     Corporate Organization.

         (a) First United is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. First United is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). The Articles of Incorporation and Bylaws of First United, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United has no Subsidiaries other than the First United Banks, First United-Texas and First Bankers Insurance Services, LLC, an Arkansas limited liability company ("First United Insurance"), and except for the First United Banks, First United-Texas and First United Insurance, First United does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly (other than as set forth in
Section 4.1(a) of First United Disclosure Schedule), any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (b) El Dorado is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of El Dorado are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Bank Insurance Fund ("BIF") to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. El Dorado has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of El Dorado, copies of which have previously or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. El Dorado has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (c) Magnolia is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Magnolia are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Magnolia has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Magnolia, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Magnolia has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (d) Merchants is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Merchants are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Merchants has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Merchants, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Merchants has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (e) Fort Smith is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Fort Smith are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Fort Smith has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Fort Smith, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Fort Smith has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (f) North Arkansas is an Arkansas state bank duly organized, validly existing and in good standing under the laws of the State of Arkansas. The deposit accounts of North Arkansas are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. North Arkansas has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of North Arkansas, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. North Arkansas has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (g) FirstBank is a Texas state bank duly organized, validly existing and in good standing under the laws of the State of Texas. The deposit accounts of FirstBank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. FirstBank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of FirstBank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. FirstBank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (h) FU Bank is an Arkansas state bank duly organized, validly existing and in good standing under the laws of the State of Arkansas. The deposit accounts of FU Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. FU Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of FU Bank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. FU Bank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (i) Fredonia is a Texas state bank duly organized, validly existing and in good standing under the laws of the State of Texas. The deposit accounts of Fredonia are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Fredonia has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Fredonia, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Fredonia has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (j) City Bank is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. The deposit accounts of City Bank are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. City Bank has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of City Bank, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. City Bank has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (k) Citizens is a national banking association duly organized, validly existing and in good standing under the laws of the United States. The deposit accounts of Citizens are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Citizens has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Citizens, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Citizens has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except First United Insurance and Citizen's Investment Services, Inc., an Arkansas corporation.

         (l) Republic is a Louisiana state bank duly organized, validly existing and in good standing under the laws of the State of Louisiana. The deposit accounts of Republic are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. Republic has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Association and Bylaws of Republic, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. Republic has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except Eagle Premium Assistance Corporation, a Louisiana corporation, and First Republic Agricultural Credit Corporation, a Louisiana corporation.

         (m) First United Trust is a national association duly organized, validly existing and in good standing under the laws of the United States. The trust accounts of First United Trust are insured by the FDIC through the BIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due. First United Trust has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Incorporation and Bylaws of First United Trust, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United Trust has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (n) First United Insurance is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United Insurance has the power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Articles of Organization and Operating Agreement of First United Insurance, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United Insurance has no Subsidiaries and does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind.

         (o) First United-Texas is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas. First United-Texas has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. First United-Texas is duly registered as a bank holding company under the BHC Act. The Articles of Incorporation and Bylaws of First United-Texas, copies of which have previously been provided or will be provided to BancorpSouth within seven days following the date hereof, are true and correct copies of such documents as currently in effect. First United-Texas has no Subsidiaries and does not own (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted) beneficially, directly or indirectly, any shares of capital stock or any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, except for Fredonia and FirstBank.

         (p) The minute books of First United and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

4.2.     Capitalization.

         (a) The authorized capital stock of First United consists of 50,000,000 shares of First United Common Stock and 500,000 shares of preferred stock, $1.00 par value (the "First United Preferred Stock"). There are 25,297,444 shares of First United Common Stock issued and outstanding and no shares of First United Common Stock held by First United as treasury stock. There are no shares of First United Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (i)(A) 4% of the outstanding shares of First United Common Stock reserved for issuance pursuant to First United's 1999 Employee's Long-Term Incentive Plan (the "1999 Plan") and (B) 300,000 shares of First United Common Stock reserved for issuance under First United's 1994 Equity Participation Plan (together with the 1999 Plan, the "First United Option Plans"), and (ii) 5,056,959 shares of First United Common Stock reserved for issuance upon exercise of the option (the "BancorpSouth Option") to be issued to BancorpSouth pursuant to the Stock Option Agreements. There are no shares of First United Preferred Stock issued or outstanding, held in First United's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of First United Common Stock have been duly authorized and validly issued and are fully paid, nonassessable, and were issued in compliance with and are currently free of all preemptive rights, with no personal liability attaching to the ownership thereof. Except for (i) the BancorpSouth Option, and (ii) options outstanding under the First United Option Plans to purchase a total of 415,114 shares of First United Common Stock (the "Plan Options"), First United does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of First United Common Stock or First United Preferred Stock or any other equity security or Capital Stock of First United or any securities representing the right to purchase or otherwise receive any shares of First United Common Stock or any other equity security or Capital Stock of First United. Set forth in Section 4.2(a) of the First United Disclosure Schedules is a complete and correct list, for each of the Plan Options, of the names of the optionees, the date of grant, the number of shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised.

         (b) Except as set forth in Section 4.2(b) of First United Disclosure Schedule, First United owns, directly or indirectly, all of the issued and outstanding shares of the capital stock and equity securities of each of First United's Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable (except as otherwise provided by applicable federal law) and free of preemptive rights, with no personal liability attaching to the ownership thereof. First United owns 51% of the outstanding membership interests of First United Insurance, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such membership interests are duly authorized validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. First United's Subsidiaries are not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of any of First United's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of any of First United's Subsidiaries. There are no outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which First United or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock or equity securities of any of First United's Subsidiaries.

4.3.     Authority; No Violation.

         (a) First United has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and, upon the receipt of requisite approval by the shareholders of First United of this Agreement, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Boards of Directors of First United. The Board of Directors of First United has directed that this Agreement and the transactions contemplated hereby be submitted to First United's shareholders for approval at a meeting of such shareholders and First United has approved, or promptly after the date hereof and prior to the Closing Date will approve, this Agreement and the transactions contemplated hereby, and the Board has directed officers of First United to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of each of the First United Banks. Except for the adoption of this Agreement by the requisite vote of First United's shareholders, no other proceedings on the part of First United or its Subsidiaries are necessary to approve this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, except for the approval, which will occur promptly after the date hereof, of this Agreement by the board directors of each of First United's Subsidiaries as set forth in
Section 6.3 herein. This Agreement and the Stock Option Agreements have been duly and validly executed and delivered by First United, and this Agreement constitutes a valid and binding obligation of First United, enforceable against First United in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by First United, nor the consummation by First United of the transactions contemplated hereby or thereby, nor compliance by First United with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Articles of Incorporation or Bylaws of First United or the articles of incorporation, bylaws or similar governing documents of any of First United's Subsidiaries, or (ii) assuming that the consents and approvals referred to in
Section 4.4 hereof are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to First United or any of its Subsidiaries, or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or, except as provided in Section 4.14, the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under (except as provided in Section 4.14), accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of First United or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which First United or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

4.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the FDIC, the OCC, the Federal Trade Commission (the "FTC") and the Department of Justice ("DoJ"), and approval of such applications and notices, (b) the filing of such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the United States Securities and Exchange Commission ("SEC") of a registration statement on Form S-4 (such registration statement and any post-effective amendment thereto relating to this transaction, or any other registration statement on Form S-4 used in connection with the Merger, the "S-4") in which will be included as a prospectus a definitive joint proxy statement relating to the respective meetings of shareholders of First United and BancorpSouth to be held in connection with this Agreement and the transactions contemplated herein (the "Proxy Statement"), (d) the approval of this Agreement by the requisite vote of the shareholders of First United, (e) the filing of the Articles of Merger with, as applicable, the OCC, the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department, the Arkansas Department, the Texas Department and the Louisiana Department and (f) approval for listing of BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (i) the execution and delivery by First United of this Agreement and the Stock Option Agreements and (ii) the consummation by First United and its Subsidiaries of the Merger and the other transactions contemplated hereby and thereby.

4.5. Reports. First United and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any Federal Reserve Bank, (iv) the OCC, (v) any state banking commissions, including without limitation the Arkansas Department, the Texas Department and the Louisiana Department, or any other state regulatory authority (each a "State Regulator"),
(vi) the SEC, and (vii) any self-regulatory organization ("SRO") (collectively, the "Regulatory Agencies"), and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of First United and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of First United, investigation into the business or operations of First United or any of its Subsidiaries since December 31, 1994. There is no unresolved outstanding violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of First United or any of its Subsidiaries that cannot be resolved with reasonable effort and within a reasonable time.

4.6.     Financial Statements.

         (a) The consolidated financial statements of First United and its subsidiaries (the "First United Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows; SEC Reports and related notes, included in the First United SEC Reports (as defined in this section below) fairly present the consolidated financial position of First United and its Subsidiaries as of the respective date thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of First United and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such First United Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such First United Financial Statements (including the related notes, where applicable) has been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q. The books and records of First United and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         (b) First United's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995, and all other reports, registration statements, definitive proxy statements or information statements filed by First United or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or under the securities regulations of the SEC, in the form filed (collectively, the "First United SEC Reports") with the SEC as of the date filed, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as described in Section 4.6(b) of the First United Disclosure Schedules, First United has timely filed all First United SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all First United SEC Reports complied with the published rules and regulations of the SEC with respect thereto.

4.7. Broker's Fees. Except for Stephens Inc., the fees of which are set forth in that certain agreement with First United dated as of April 12, 2000, and Stifel Nicholas & Co., the fees of which are set forth in that certain agreement with First United dated as of April 13, 2000, true and correct copies of which agreements have been provided to BancorpSouth, neither First United nor any of its Subsidiaries, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements.

4.8.     Absence of Certain Changes or Events.

         (a) Except as disclosed in any First United SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, there has been no change or development or combination of changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to First United.

         (b) Except as disclosed in any First United SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, First United and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

         (c) Section 4.8(c) of the First United Disclosure Schedule sets forth a true and correct list of all stock options granted since December 31, 1999. Except as set forth in Section 4.8(c) of the First United Disclosure Schedule, neither First United nor any of its Subsidiaries has increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of December 31, 1999, granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus (except for salary increases and bonus payments made in cash and in the ordinary course of business consistent with past practices) or granted any stock option.

4.9. Legal Proceedings. Except as set forth in a First United SEC Report or as disclosed pursuant to Section 4.15, listed in Section 4.9 of the First United Disclosure Schedule are all pending or, to First United's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First United or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of First United or any of its Subsidiaries. Except as set forth in a First United SEC Report or as disclosed pursuant to Section 4.15, neither First United nor any of its Subsidiaries is a party to any, and there are no pending or, to First United's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against First United or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of First United or any of its Subsidiaries, which has had, or could reasonably be expected to have, a Material Adverse Effect with respect to First United. There is no injunction, order, judgment, decree or unique regulatory restriction imposed upon First United, any of its Subsidiaries or the assets of First United or any of its Subsidiaries.

4.10.    Taxes.

         (a) Each of First United and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted) all Tax Returns (as defined in this Section below) required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of First United (in accordance with GAAP) for all Taxes (as defined in this Section below) shown to be due on such Tax Returns. Neither First United nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding, except with respect to Tax Returns for the year ended December 31, 1999. With respect to each taxable period of First United and its Subsidiaries, the federal and state income Tax Returns of First United and its Subsidiaries have either been audited by the Internal Revenue Service or appropriate state tax authorities or the time for assessing and collecting income Tax with respect to such taxable period has closed and such taxable period is not subject to review, except as disclosed in Section 4.10(a) of the First United Disclosure Schedule.

         (b) For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto. For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

4.11.    Employees.

         (a) Section 4.11(a) of First United Disclosure Schedule sets forth a true, complete and correct list (all of which are collectively referred to as the "Plans") of all "employee benefit plans" as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (collectively, "ERISA"), all specified fringe benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, employee stock ownership, savings, severance, supplemental unemployment, layoff, salary continuation, retirement, pension, health, life insurance, disability, group insurance, vacation, holiday, sick leave, fringe benefit, or welfare plan, or employment, consulting, change in control, independent contractor, professional services, confidentiality, or non-competition agreement or any other similar plan, agreement, policy or understanding (whether written or oral, qualified or nonqualified), and any trust, escrow or other agreement related thereto, which
(i) is now or was for the last five (5) years, (unless a determination letter was obtained on termination and if it is a defined benefit plan the termination was a standard termination under ERISA Section 4041(b)) maintained or contributed to by First United or an ERISA Affiliate (as hereinafter defined), or (ii) with respect to which First United or any ERISA Affiliate has any obligations to any current or former officer, Employee, service provider, or the dependents of any thereof, and regardless of whether funded, or (iii) which could result in the imposition of liability or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not now due or to become due to First United or any ERISA Affiliate.

         (b) First United has heretofore provided to BancorpSouth, or will provide to BancorpSouth within seven days following the date hereof, with respect to each of the Plans true and correct copies of each of the following documents, as applicable: (i) the Plan document; (ii) the actuarial report, if any, for such Plan for each of the last three years, (iii) the most recent determination letter from the Internal Revenue Service for such Plan, (iv) the Internal Revenue Service Form 5500 annual reports for such Plan for each of the last three years, and (v) the most recent summary plan description and related summaries of material modifications.

         (c) To the knowledge of First United, there have been no prohibited transactions or breaches of fiduciary duty with respect to the Plans. To the knowledge of First United, each of the Plans is in compliance with the applicable provisions of the Code and ERISA; each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of First United, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither First United nor any ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of First United no proceedings have been instituted to terminate any Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any Plan (other than a reportable event with respect to which the thirty day notice period has been waived); no condition exists that presents a material risk to First United of incurring a liability to or on account of a Plan pursuant to Title IV of ERISA; no Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) and no Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or to the knowledge of First United, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

         (d) To the knowledge of First United, no written or oral representations have been made to any Employee or former Employee of First United promising or guaranteeing any employer payment or funding, and no Plans provide, for the continuation of medical, dental, life or disability insurance coverage for any former Employee of First United for any period of time beyond the end of the current plan year (except to the extent of coverage required under Title I, Part 6, of ERISA). Except as set forth in Section 4.14(a) of the First United Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting, of payment, or increase the amount, of compensation to any Employee, officer, former Employee or former officer of First United. No Plans or other contracts or arrangements provide for payments that would be triggered by the consummation of the transactions contemplated by this Agreement that would subject any person to excise tax under Section 4999 of the Code (i.e., "golden parachute" taxes). All compensation amounts that have been paid or are payable are or will become deductible by First United or BancorpSouth pursuant to Section 162 of the Code.

         (e) For the purpose of this Section 4.11, the term "ERISA Affiliate" shall mean (i) any related company or trade or business that is required to be aggregated with First United under Code Sections 414(b), (c), (m) or (o); (ii) any other company, entity or trade or business that has adopted or has ever participated in any Plan; and (iii) any predecessor or successor company or trade or business of First United or any entity described in 4.11(f)(i) and
(f)(ii).

         (f) For the purpose of this Section 4.11, the term "Employee" shall be considered to include individuals rendering personal services to First United as independent contractors and leased employees as defined in Code Section 414(n) and the regulations promulgated pursuant thereto.

         (g) No lien, security interests or other encumbrances exist with respect to any of the assets of First United, which were imposed pursuant to the terms of the Code or ERISA and to the knowledge of First United no condition exists or could occur that would result in the imposition of such liens, security interests or encumbrances arising from or relating to the Plans.

4.12. First United Information. The information relating to First United and its Subsidiaries which is provided to BancorpSouth by First United or its representatives for inclusion in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to BancorpSouth or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

4.13. Compliance with Applicable Law. First United and each of its Subsidiaries hold, and have at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to First United or any of its Subsidiaries, and neither First United nor any of its Subsidiaries has received notice, and First United does not know, of any violations of any of the above.

4.14.    Certain Contracts.

         (a) Set forth in Section 4.14(a) of the First United Disclosure
Schedule is a list of any contract or agreement (whether written or oral) to which, First United or any of its Subsidiaries is a party to or bound by any contract or agreement (whether written or oral) (i) with respect to the employment of any employees, officers, directors or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payment or benefits, from BancorpSouth, First United, the Surviving Corporation or any of their respective Subsidiaries to any employee, officer, director or consultant thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the First United SEC Reports, (iv) which is not terminable on 90 days or less notice involving the payment of more than $100,000 per annum, or (v) which materially restricts the conduct of any line of business by First United or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 4.14(a) is referred to herein as a "First United Contract." First United has previously provided to BancorpSouth true and correct copies of each First United Contract.

         (b) Each First United Contract described in clause (iii) of Section 4.14(a) is valid and binding and in full force and effect with respect to the obligations of First United or its Subsidiaries and, to the knowledge of First United, is valid and binding and in full force and effect with respect to the obligations of the counterparties thereto. First United and each of its Subsidiaries has performed all obligations required to be performed by it to date under each First United Contract described in clause (iii) of Section 4.14(a). Except as set forth in Section 4.14(b) of the First United Disclosure Schedules, no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a default on the part of First United or any of its Subsidiaries under any First United Contract described in clause
(iii) of Section 4.14(a). No other party to any First United Contract described in clause (iii) of Section 4.14(a) is, to the knowledge of First United, in default in any respect thereunder.

4.15. Agreements with Regulatory Agencies. Neither First United nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has First United or any of its Subsidiaries been advised by any

Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

4.16. Business Combination Provision; Takeover Laws. First United, its Subsidiaries, and this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby, are not subject to or are exempt from, the requirements of any "moratorium", "control share", "fair price" or other anti-takeover laws and regulations (collectively, "Takeover Laws").

4.17.    Environmental Matters.

         (a) Except as disclosed in Section 4.17 of the First United Disclosure Schedules, each of First United and its Subsidiaries and, to the knowledge of First United, each of the Participation Facilities and the Loan Properties (each as defined in this Section below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

         (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of First United, threatened, before any Governmental Entity or other forum in which First United, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by First United or any of its Subsidiaries, any Participation Facility or any Loan Property;

         (c) Except as disclosed in Section 4.17 of the First United Disclosure Schedules, to the knowledge of First United, during the period of (i) First United's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) First United's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) First United's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of First United, prior to the period of (i) First United's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) First United's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) First United's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 4.17:
(i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which First United or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which First United or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

4.18. Approvals. First United knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and each of the Bank Mergers) should not be obtained.

4.19. Insurance. First United and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as First United's management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; First United and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by First United have been filed in due and timely fashion.

4.20. Year 2000. The mission critical computer software operated by First United and/or any of its Subsidiaries is currently capable of providing uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 in substantially the same manner and with substantially the same functionality as such mission critical software records, stores, processes and presents such calendar dates falling on or before December 31, 1999. Neither First United nor any of its Subsidiaries have experienced any disruptions, computer or equipment failures or malfunctions, work stoppages or similar events related to the Year 2000. Neither First United nor any of its Subsidiaries has received, nor to its knowledge are there facts that would reasonably be expected to form the basis for the issuance of, a "Year 2000 Deficiency Notification Letter" (as such term is employed in the Federal Reserves Supervision and Regulatory Letter No. SR 98-3 (SUP), dated March 4, 1998) or similar notice from any state banking authority.

4.21. Accounting for the Merger; Reorganization. First United has no reason to believe that the Merger will fail to qualify (i) for pooling of interests method of accounting under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

            ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BANCORPSOUTH

         Subject to Article III, BancorpSouth hereby represents and warrants to First United as follows:

5.1.     Corporate Organization.

         (a) BancorpSouth is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi. BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. BancorpSouth is duly registered as a bank holding company under the BHC Act. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth (the "BancorpSouth Governing Documents"), copies of which have previously been made available to First United, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (b) BancorpSouth Bank is a Mississippi state bank validly existing and in good standing. The deposit accounts of BancorpSouth Bank are insured by the FDIC through the BIF or Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid when due. Each of BancorpSouth's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of BancorpSouth has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary. The Amended and Restated Articles of Incorporation and Bylaws of BancorpSouth Bank (the "BancorpSouth Bank Governing Documents"), copies of which have previously been made available to First United, are true and correct copies of such documents as in effect as of the date of this Agreement.

         (c) The minute books of BancorpSouth and each of its Subsidiaries contain true and correct records of all meetings and other corporate actions held or taken since December 31, 1994 (or the date of incorporation if later) of their respective shareholders and Boards of Directors (including committees of their respective Boards of Directors).

5.2.     Capitalization.

         (a) The authorized capital stock of BancorpSouth consists of 500,000,000 shares of BancorpSouth Common Stock. As of April 14, 2000, 57,304,252 shares of BancorpSouth Common Stock were issued, 794,575 shares of BancorpSouth Common Stock were held in BancorpSouth's treasury and 56,509,677 shares of BancorpSouth Common Stock were outstanding. As of the date of this Agreement, no shares of BancorpSouth Common Stock were reserved for issuance, except shares reserved for issuance upon exercise of the option to be issued to First United pursuant to the Stock Option Agreements (the "First United Option"), employee benefit plans, stock option plans and BancorpSouth's shareholder rights plan pursuant to which holders of BancorpSouth Common Stock are granted certain attached rights that are exercisable under certain circumstances (the "BancorpSouth Rights"). All of the issued and outstanding shares of BancorpSouth Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the plans and arrangements referred to above with respect to reserved shares and BancorpSouth's dividend reinvestment plan, BancorpSouth does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of BancorpSouth Common Stock or any other equity securities of BancorpSouth or any securities representing the right to purchase or otherwise receive any shares of BancorpSouth Common Stock. The shares of BancorpSouth Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (b) Exhibit 21 to BancorpSouth's Annual Report on Form 10-K for the year ended December 31, 1999 sets forth a true and correct list of all material Subsidiaries of BancorpSouth as of the date of this Agreement. BancorpSouth owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of BancorpSouth, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. No Subsidiary owned as of the date hereof by BancorpSouth has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of BancorpSouth calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

5.3.     Authority; No Violation.

         (a) BancorpSouth has full corporate power and authority to execute and deliver this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of BancorpSouth. The Board of Directors of BancorpSouth has directed that this Agreement and the transactions contemplated hereby be submitted to BancorpSouth's shareholders for approval at a meeting of such shareholders and BancorpSouth has approved, or promptly after the date hereof and prior to the Closing Date will approve, this Agreement and the transactions contemplated hereby, and the Board has directed officers of BancorpSouth to so approve this Agreement and the transactions contemplated herein in its capacity as the sole shareholder of the BancorpSouth Bank. Except for the adoption of this Agreement by the requisite vote of BancorpSouth's shareholders, no other corporate proceedings on the part of BancorpSouth or the BancorpSouth's Subsidiaries are necessary to approve this Agreement and the Stock Option Agreements and to consummate the transactions contemplated hereby and thereby, except for the approval, which will occur after the date hereof, of this Agreement by the board of directors of each of First United's Subsidiaries as set forth in Section 6.3 herein. Each of this Agreement and the Stock Option Agreements has been duly and validly executed and delivered by BancorpSouth and constitutes a valid and binding obligation of BancorpSouth, enforceable against BancorpSouth in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

         (b) Neither the execution and delivery of this Agreement or the Stock Option Agreements by BancorpSouth, nor the consummation by BancorpSouth of the transactions contemplated hereby or thereby, nor compliance by BancorpSouth with any of the terms or provisions hereof or thereof, will (i) violate any provision of the BancorpSouth Governing Documents or the BancorpSouth Bank Governing Documents, or (ii) assuming that the consents and approvals referred to in
Section 5.4 are duly obtained, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BancorpSouth or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of BancorpSouth or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BancorpSouth or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

5.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, the FDIC, the FTC, and the DoJ, and approval of such applications and notices, (b) such applications, filings, authorizations, orders and approvals as may be required under applicable state law, (c) the filing with, and declaration of effectiveness by, the SEC of the S-4, (d) the approval of this Agreement by the requisite vote of the shareholders of BancorpSouth, (e) the filing of the Articles of Merger with the OCC, the Mississippi Secretary, the Arkansas Secretary, the Mississippi Department, the Arkansas Department, the Texas Department and the Louisiana Department, (f) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of BancorpSouth Common Stock pursuant to this Agreement and (g) approval for listing of the BancorpSouth Common Stock to be issued in the Merger on the NYSE, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (i) the execution and delivery by BancorpSouth of this Agreement and the Stock Option Agreement and (ii) the consummation by BancorpSouth and BancorpSouth Bank of the Merger and the other transactions contemplated hereby.

5.5. Reports. BancorpSouth and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1994 with any Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for matters disclosed pursuant to
Section 5.15 and normal examinations conducted by a Regulatory Agency in the regular course of the business of BancorpSouth and its Subsidiaries, no Regulatory Agency has initiated any proceeding or, to the knowledge of BancorpSouth, investigation into the business or operations of BancorpSouth or any of its Subsidiaries since December 31, 1994. Except for matters disclosed pursuant to Section 5.15, there is no unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of BancorpSouth or any of its Subsidiaries.

5.6.     Financial Statements; SEC Reports.

         (a) The consolidated financial statements of BancorpSouth and its subsidiaries (the "BancorpSouth Financial Statements"), including consolidated statements of condition, statements of earnings, changes in shareholders' equity and cash flows; SEC Reports and related notes, included in the BancorpSouth SEC Reports (as defined in this section below) fairly present the consolidated financial position of BancorpSouth and its Subsidiaries as of the respective date thereof, and fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount) the results of the consolidated operations and consolidated financial position of BancorpSouth and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such BancorpSouth Financial Statements (including the related notes, where applicable) complies with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such BancorpSouth Financial Statements (including the related notes, where applicable) has been prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by SEC Form 10-Q. The books and records of BancorpSouth and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements.

         (b) BancorpSouth's Annual Reports on Form 10-K for the fiscal years ended December 31, 1999, 1998, 1997, 1996 and 1995, and all other reports, registration statements, definitive proxy statements or information statements filed by BancorpSouth or any of its Subsidiaries subsequent to December 31, 1994 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, or under the securities regulations of the SEC, in the form filed (collectively, the "BancorpSouth SEC Reports") with the SEC as of the date filed, (i) complied in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. BancorpSouth has timely filed all BancorpSouth SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all BancorpSouth SEC Reports complied with the published rules and regulations of the SEC with respect thereto.

5.7. Broker's Fees. Except for Salomon Smith Barney, Inc. and J.P. Morgan Securities Inc., neither BancorpSouth nor any Subsidiary of BancorpSouth, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement or the Stock Option Agreements.

5.8. Absence of Certain Changes or Events. Except as disclosed in any BancorpSouth SEC Report filed with the SEC prior to the date of this Agreement, since December 31, 1999, BancorpSouth and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

5.9. Legal Proceedings. Except as set forth in a BancorpSouth SEC Report or as disclosed pursuant to Section 5.15 hereto, neither BancorpSouth nor any of its Subsidiaries is a party to any and there are no pending or, to BancorpSouth's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BancorpSouth or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement or the Stock Option Agreements, other than regularly scheduled examinations and similar routine investigations made by bank regulatory officials in the course of their supervision of BancorpSouth or any of it Subsidiaries. There is no injunction, order, judgment, decree or regulatory restriction imposed upon BancorpSouth, any of its Subsidiaries or the assets of BancorpSouth or any of its Subsidiaries.

5.10. Taxes. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, each of BancorpSouth and its Subsidiaries has (i) duly and timely filed (including applicable extensions granted) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns are true and correct, and (ii) paid in full or made adequate provision in the financial statements of BancorpSouth (in accordance with GAAP) for all Taxes shown to be due on such Tax Returns. Except as set forth in Section 5.10 of the BancorpSouth Disclosure Schedule, as of the date hereof, neither BancorpSouth nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding.

5.11.    Employees.

         (a) Section 5.11(a) of the BancorpSouth Disclosure Schedule sets forth a true, complete and correct list of each (i) deferred compensation plan, incentive compensation plan, equity compensation plan, "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); (ii) "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); (iii) each employment, termination or severance agreement; and (iv) other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to as of the date of this Agreement (the "BancorpSouth Plans") by BancorpSouth, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "BancorpSouth ERISA Affiliate"), all of which together with BancorpSouth would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of BancorpSouth, any Subsidiary or any BancorpSouth ERISA Affiliate.

         (b) Except as disclosed in Section 5.11(b) of the BancorpSouth Disclosure Schedule, to BancorpSouth's knowledge, each of the BancorpSouth Plans is in compliance with the applicable provisions of the Code and ERISA; each of the BancorpSouth Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and to the knowledge of BancorpSouth, nothing has occurred which could reasonably be expected to result in the revocation of such letter; no BancorpSouth Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; neither BancorpSouth nor any BancorpSouth ERISA Affiliate has incurred, directly or indirectly, any liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA (other than PBGC premiums); to the knowledge of BancorpSouth no proceedings have been instituted to terminate any BancorpSouth Plan that is subject to Title IV of ERISA; no "reportable event," as such term is defined in Section 4043(c) of ERISA, has occurred with respect to any BancorpSouth Plan (other than a reportable event with respect to which the thirty day notice period has been waived); and no condition exists that presents a material risk to BancorpSouth of incurring a liability to or on account of a BancorpSouth Plan pursuant to Title IV of ERISA; no BancorpSouth Plan is a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA and no BancorpSouth Plan is a multiple employer plan as defined in Section 413 of the Code; and there are no pending, or, to the knowledge of BancorpSouth, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the BancorpSouth Plans or any trusts related thereto.

5.12. BancorpSouth Information. The information relating to BancorpSouth and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The S-4 and the Proxy Statement (except for such portions thereof that relate only to First United or any of its Subsidiaries) will comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder.

5.13. Compliance with Applicable Law. BancorpSouth and each of its Subsidiaries holds, and has at all times held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and other than matters addressed by
Section 5.15 have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to BancorpSouth or any of its Subsidiaries and neither BancorpSouth nor any of its Subsidiaries knows of, or has received notice, and BancorpSouth does not know, of any violations of any of the above.

5.14. Ownership of First United Common Stock; Affiliates and Associates. As of the date hereof, neither BancorpSouth nor any of its affiliates or associates (as such terms are defined under the Exchange Act) (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of First United (other than Trust Account Shares and DPC Shares).

5.15. Agreements with Regulatory Agencies. Neither BancorpSouth nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, a "BancorpSouth Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has BancorpSouth or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any BancorpSouth Regulatory Agreement.

5.16. Approvals. BancorpSouth knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Holding Company Merger and each of the Bank Mergers) should not be obtained.

5.17.    Environmental Matters.

         (a) Except as disclosed in Section 5.17 of the BancorpSouth Disclosure Schedules, each of BancorpSouth and its Subsidiaries and, to the knowledge of BancorpSouth, each of the Participation Facilities and the Loan Properties (each as defined in this Section below), are in compliance with all applicable federal, state and local laws, including common law, regulations and ordinances, and with all applicable decrees, orders and contractual obligations relating to pollution or the discharge of, or exposure to, Hazardous Materials (as hereinafter defined) in the environment or workplace ("Environmental Laws");

         (b) There is no suit, claim, action or proceeding, pending or, to the knowledge of BancorpSouth, threatened, before any Governmental Entity or other forum in which BancorpSouth, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Laws, or (ii) relating to the release, threatened release or exposure to any Hazardous Material whether or not occurring at or on a site owned, leased or operated by BancorpSouth or any of its Subsidiaries, any Participation Facility or any Loan Property;

         (c) Except as disclosed in Section 5.17 of the BancorpSouth Disclosure Schedules, to the knowledge of BancorpSouth, during the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there has been no release of Hazardous Materials in, on, under or affecting any such property. To the knowledge of BancorpSouth, prior to the period of (i) BancorpSouth's or any of its Subsidiaries' ownership or operation of any of their respective current or former properties, (ii) BancorpSouth's or any of its Subsidiaries' participation in the management of any Participation Facility, or
(iii) BancorpSouth's or any of its Subsidiaries' interest in a Loan Property, there was no release of Hazardous Materials in, on, under or affecting any such property, Participation Facility or Loan Property; and

         (d) The following definitions apply for purposes of this Section 5.17:
(i) "Hazardous Materials" means any chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or other regulated substances or materials, (ii) "Loan Property" means any property in which BancorpSouth or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (iii) "Participation Facility" means any facility in which BancorpSouth or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

5.18. Insurance. BancorpSouth and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as BancorpSouth's management reasonably has determined to be prudent in accordance with industry practices. All of such policies are in full force and effect; BancorpSouth and its Subsidiaries are not in material default thereunder; and all claims thereunder for which a basis is known, or reasonably should be known, by BancorpSouth have been filed in due and timely fashion.

5.19. Accounting for the Merger; Reorganization. BancorpSouth has no reason to believe that the Merger will fail to qualify (i) for pooling of interests method of accounting under GAAP or (ii) as a reorganization under Section 368(a) of the Code.

              ARTICLE VI. COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1. Covenants of First United. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreements or with the prior express written consent of BancorpSouth, First United and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.1 of the First United Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option Agreements or as expressly consented to in writing in advance by BancorpSouth, First United shall not, and shall not permit any of its Subsidiaries to:

         (a) declare or pay any dividends on, or make other distributions in respect of, any of its capital stock during any period, other than dividends distributions by a Subsidiary of First United to First United; provided, however, that First United may declare and pay regular quarterly cash dividends in a manner consistent with, and with usual and regular record and payment dates in accordance with, past practice, except that the amount of such dividends may be adjusted to reflect the payout that would have been received with respect to First United Common Stock on a pro forma basis, taking into account the Exchange Ratio and the amount of cash dividends declared and paid by BancorpSouth during the same period,;

         (b) (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in
Section 1.4(b) hereof) any shares of the capital stock of First United or any Subsidiary of First United, or any securities convertible into or exercisable for any shares of the capital stock of First United or any Subsidiary of First United, except for purchases of First United Common Stock pursuant to First United's employee stock ownership plan (the "ESOP") and, subject to the terms and conditions of this Agreement, consistent with First United's past practice,
(ii) split, combine or reclassify any shares of its capital stock, or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than pursuant to the ESOP consistent with past practice, except, in the case of clauses (ii) and (iii), for the issuance of First United Common Stock (A) upon the exercise or fulfillment of rights or options issued or existing pursuant to the First United Option Plans all to the extent outstanding and in existence on the date of this Agreement and in accordance with their current terms or (B) pursuant to the Stock Option Agreements;

         (c) amend its Articles of Incorporation, Bylaws or other similar governing documents;

         (d) directly or indirectly, (i) solicit, initiate, encourage, facilitate, entertain or accept any Acquisition Proposal (as defined in this subsection below), or (ii) participate or engage in any discussions or negotiations with any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iii) provide any nonpublic information to any person or entity other than BancorpSouth or BancorpSouth Bank relating or with respect to any Acquisition Proposal, or (iv) make any Acquisition Proposal to any person or entity other than BancorpSouth and BancorpSouth Bank, or (v) enter into any agreement with respect to any Acquisition Proposal, or (vi) otherwise facilitate any effort or attempt to make an Acquisition Proposal, or (vii) authorize or permit any of its officers, directors, employees, representatives or agents to do any of the foregoing; provided, however, that in response to an unsolicited, bona-fide written Acquisition Proposal, First United after giving notice of such to BancorpSouth, may do the following if the Board of Directors of First United determines in good faith that it must do so to comply with its fiduciary duties:
(i) communicate information about such Acquisition Proposal to First United's shareholders if required under applicable law, and (ii) authorize and permit its officers, directors, employees, representatives, investment bankers, attorneys, accountants, financial advisors, or agents to, (A) participate or engage in such discussions or negotiations, or (B) provide or cause to be provided nonpublic information. First United will immediately cease and cause to be terminated as of the date of this Agreement any existing activities, discussions or negotiations previously or currently conducted with any persons or entities other than BancorpSouth and BancorpSouth Bank with respect to any Acquisition Proposal or any of the foregoing. First United will notify BancorpSouth immediately if any Acquisition Proposal is received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, First United, and First United will promptly (within 24 hours) inform BancorpSouth in writing of all of the relevant details with respect to the foregoing, including the material terms and conditions of such request or Acquisition Proposal and the identity of the person or group making such request or proposal. First United will keep BancorpSouth fully informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal. For purposes of this Agreement, "Acquisition Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving First United or any Subsidiary of First United or any proposal, inquiry or offer to acquire in any manner all or 10% or greater equity interest in, or all or a substantial portion of the assets of, First United or any Subsidiary of First United, other than the transactions contemplated or permitted by this Agreement and the Stock Option Agreements;

         (e) make any capital expenditures other than those which are (i) set forth in Section 6.1 of the First United Disclosure Schedule or (ii) are made in the ordinary course of business or are necessary to maintain existing assets in good repair, and in any event are in an amount of no more than $250,000 in the aggregate, or except as necessary to comply with applicable regulatory guidelines or requirements;

         (f) enter into any new line of business, except for Internet banking;

         (g) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to First United, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

         (h) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

         (i) change its methods of accounting in effect at December 31, 1999, except as required by changes in GAAP or regulatory accounting principles as concurred to by First United's independent auditors;

         (j) except as set forth in Section 7.7 hereof, as required by applicable law or as required to maintain qualification pursuant to the Code,
(i) adopt, amend, or terminate any employee benefit plan (including, without limitation, any Plan) or any agreement, arrangement, plan or policy between First United or any Subsidiary of First United and one or more of its current or former directors, officers or employees, except that First United may amend its 1994 Equity Participation Plan to delete the provision thereof regarding termination of options granted under such plan in the event that the options are unexercised at the effective time of a change in control of First United, (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the cash compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Plan or agreement as in effect as of the date hereof, or (iii) grant or award any stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares;

         (k) take or permit to be taken any action which would disqualify the Merger as a pooling of interests for accounting purposes or a reorganization under Section 368(a) of the Code;

         (l) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

         (m) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

         (n) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

         (o) create, renew, amend or terminate or give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which First United or any of its Subsidiaries is a party or by which First United or any of its Subsidiaries or their respective properties is bound, other than the renewal in the ordinary course of business of any lease the term of which expires prior to the Closing Date, or amend or waive the provisions of any confidentiality or standstill agreement to which First United or any of its affiliates is a party as of the date hereof;

         (p) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval (as defined in Section 8.1(c));

         (q) enter or commit to enter into any new loans in an original principal amount in excess of $2,500,000, or renew, or commit to renew, any existing loans in a principal amount in excess of $4,000,000; or

         (r) agree or commit to do any of the foregoing.

6.2. Covenants of BancorpSouth. During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement and the Stock Option Agreements or with the prior express written consent of First United, BancorpSouth and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, and except as set forth in Section 6.2 of the BancorpSouth Disclosure Schedule or as otherwise contemplated by this Agreement and the Stock Option Agreements or as expressly consented to in writing in advance by First United, BancorpSouth shall not, and shall not permit any of its Subsidiaries to:

         (a) except as contemplated by Article III hereof, take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this

Agreement being or becoming untrue, or in any of the conditions to the Merger set forth in Article VIII not being satisfied;

         (b) take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the receipt of any Requisite Regulatory Approval;

         (c) change its methods of accounting in effect at December 31, 1999, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by BancorpSouth's independent auditors;

         (d) take or permit to be taken any action which would disqualify the Merger as a pooling of interests for accounting purposes or a reorganization under Section 368(a) of the Code;

         (e) amend its Restated Articles of Incorporation, Bylaws or other similar governing documents;

         (f) acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, association or other business organization or entity or division thereof, or otherwise acquire any assets, which would be material, individually or in the aggregate, to BancorpSouth, or which could reasonably be expected to impede or delay consummation of the Merger, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practices;

         (g) other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements; or

         (h) agree or commit to do any of the foregoing.

6.3. Mutual Covenant. Each of First United and BancorpSouth shall cause the boards of directors of each of First United's Subsidiaries and BancorpSouth Bank, respectively, to consider and act to approve this Agreement promptly after the date hereof and prior to the Closing Date.

                       ARTICLE VII. ADDITIONAL AGREEMENTS

7.1.     Regulatory Matters.

         (a) BancorpSouth and First United shall promptly prepare and file with the SEC the Proxy Statement, and BancorpSouth shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of First United and BancorpSouth shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of First United and BancorpSouth shall thereafter mail the Proxy Statement to its respective shareholders as promptly as practicable. BancorpSouth shall also use its reasonable best efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Holding Company Merger and the Bank Mergers). First United and BancorpSouth shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to First United or BancorpSouth, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) BancorpSouth and First United shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of BancorpSouth, First United or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

         (d) BancorpSouth and First United shall promptly furnish each other with copies of written communications received by BancorpSouth or First United, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

7.2.     Access to Information.

         (a) Upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, attorneys, financial advisors and other representatives (each, a "Representative") of the other party, access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, it shall, and shall cause its Subsidiaries to, make available to the other party all information concerning its business, properties and personnel as the other party may reasonably request. In addition, First United and each of its Subsidiaries shall permit a Representative of BancorpSouth to have access to the premises and observe the operations of First United or any of its Subsidiaries, as the case may be, without interfering with the operations of First United or any of its Subsidiaries and only during normal business hours and to attend each meeting of their respective Boards of Directors and committees thereof (other than during discussions regarding this Agreement, the Stock Option Agreements and the transactions contemplated hereby and thereby). Neither party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would reasonably violate or prejudice the rights of its customers or its relationship with such customers, reasonably jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. Such party shall identify the nature of the limitation on access and disclosure, and the parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

         (b) All information furnished pursuant to Section 7.2(a) shall be subject to, and the parties shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of April 11, 2000 (the "Confidentiality Agreement"), between BancorpSouth and First United.

         (c) Notwithstanding anything in the Confidentiality Agreement or any other agreement to the contrary, no provision of the Confidentiality Agreement or investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein and the parties shall remain responsible to the extent provided herein, subject to Section 10.2.

7.3. Shareholder Meetings. Each of First United and BancorpSouth shall take all steps in accordance with applicable law necessary to duly call, give notice of, convene and hold a meeting of its respective shareholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval and adoption of this Agreement. Each of First United and BancorpSouth will, through its respective Board of Directors, recommend to its respective shareholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its respective shareholders in connection with this Agreement; provided, however, that each of First United's and BancorpSouth's respective Boards of Directors may submit this Agreement and the transactions contemplated herein to its respective shareholders for approval without recommendation pursuant to Section 4-27-1103 of the ABCA and Section 79-4-11.03 of the MBCA, respectively, if such Board of Directors determines in good faith that it must do so in order to comply with its fiduciary duties.

7.4. Legal Conditions to Merger. Each of BancorpSouth and First United shall, and shall cause its Subsidiaries to, use their reasonable best efforts
(a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VIII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by First United or BancorpSouth or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval.

7.5. Affiliates. First United shall use its reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act, and for purposes of qualifying the Merger for pooling of interests accounting treatment) of such party to deliver to BancorpSouth, as soon as practicable after the date of this Agreement, a written agreement, in the form of Exhibit 7.5.

7.6. NYSE Listing. BancorpSouth shall make all filings required of it to cause the shares of BancorpSouth Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, as of the Effective Time.

7.7.     Employee Benefit Plans; Existing Agreements.

         (a) As of the Effective Time, to the extent permissible under the terms of the BancorpSouth Plans, the employees of First United and its Subsidiaries (the "First United Employees") shall be eligible to participate in BancorpSouth's employee benefit plans in which similarly situated employees of BancorpSouth or BancorpSouth Bank participate, to the same extent as similarly situated employees of BancorpSouth or BancorpSouth Bank (it being understood that inclusion of First United Employees in BancorpSouth's employee benefit plans may occur at different times with respect to different plans).

         (b) With respect to each BancorpSouth Plan that is an "employee benefit plan," as defined in Section 3(3) of ERISA, for purposes of determining eligibility to participate, vesting, and entitlement to benefits, including for severance benefits and vacation entitlement (but not for accrual of pension benefits) service with First United (or predecessor employers to the extent First United provides past service credit) shall be treated as service with BancorpSouth; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication or increase of benefits. Such service also shall apply for purposes of satisfying any waiting periods, evidence of insurability requirements, or the application of any preexisting condition limitations. Each BancorpSouth Plan shall waive pre-existing condition limitations to the same extent waived under the applicable First United Plan. First United Employees shall be given credit for amounts paid under a corresponding benefit plan during the same period for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the BancorpSouth Plan.

         (c) As of the Effective Time, except as otherwise agreed, BancorpSouth shall assume and honor and shall cause the appropriate Subsidiaries of BancorpSouth to assume and to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements existing prior to the execution of this Agreement which are between First United or any of its Subsidiaries and any director, officer or employee thereof and which have been disclosed in the First United Disclosure Schedule.

         (d) BancorpSouth and First United agree to cooperate and take all reasonable actions to effect the merger of any employee benefit plan that is intended to be qualified under Section 401(a) of the Code into the appropriate tax-qualified retirement plan of BancorpSouth after the Merger is completed, so that such plan merger satisfies the requirements of Section 414(l) of the Code; provided, however, that BancorpSouth shall not be obligated to effect such a merger of a plan unless such plan is fully funded under Section 412 of the Code and Section 302 of ERISA, to the extent applicable, and the merger would not jeopardize the tax-qualified status of any BancorpSouth Plan.

         (e) If requested by BancorpSouth, prior to the Effective Time, First United shall freeze, terminate, amend or take other action with respect to any Plan that BancorpSouth, in its sole discretion, deems advisable and not inconsistent with this Agreement, and provide all required notices to participants and appropriate governmental agencies.; provided, that First United may nevertheless freeze its defined benefit pension plan even without any such request by BancorpSouth.

7.8.     Indemnification of First United Directors and Officers.

         (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of First United or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he or she is or was a director or officer of First United, any of the Subsidiaries of First United or any of their respective predecessors or affiliates or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, BancorpSouth shall indemnify and hold harmless, as and to the extent permitted by law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation. In the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth; provided, however, that (1) BancorpSouth shall have the right to assume the defense thereof and upon such assumption BancorpSouth shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if BancorpSouth elects not to assume such defense or if counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between BancorpSouth and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with BancorpSouth, and BancorpSouth shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) BancorpSouth shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties (unless an ethical conflict of interest arises for such firm of counsel in representing all Indemnified Parties), (3) BancorpSouth shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) BancorpSouth shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 7.8, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BancorpSouth thereof, provided that the failure to so notify shall not affect the obligations of BancorpSouth under this Section 7.8 except to the extent such failure to notify materially prejudices BancorpSouth. BancorpSouth's obligations under this Section 7.8 shall continue in full force and effect without time limit from and after the Effective Time.

         (b) BancorpSouth shall cause each person serving as a director or officer of First United immediately prior to the Effective Time to be covered for a period of three years from the Effective Time by the directors' and officers' liability insurance policy maintained by First United (provided that BancorpSouth may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall BancorpSouth be required to expend on an annual basis more than 150% of the current amount expended by First United (the "Insurance Amount") to maintain or procure insurance coverage, and further provided that if BancorpSouth is unable to maintain or obtain the insurance called for by this Section 7.8(b), BancorpSouth shall use all reasonable efforts to obtain as much comparable insurance as is available for the Insurance Amount.

         (c) In the event BancorpSouth or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of BancorpSouth assume the obligations set forth in this section.

         (d) The provisions of this Section 7.8 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

7.9. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by BancorpSouth.

7.10. Coordination of Dividends. After the date of this Agreement each of BancorpSouth and First United shall coordinate with the other the declaration of any dividends in respect of First United Common Stock and the record dates and payments dates relating thereto, it being the intention of the parties that the holders of First United Common Stock may (to the extent allowed by law and declared) receive one, but not more than one, dividend for any calendar quarter or other period with respect to their shares of First United Common Stock and any shares of BancorpSouth Common Stock any holder of First United Common Stock receives in exchange thereof in the Merger.

7.11. Stock Option Agreements. Contemporaneously with the execution and delivery of this Agreement, First United and BancorpSouth shall execute and deliver the Stock Option Agreements.

7.12. Publication of Combined Results. As soon as reasonably practicable after the date that at least 30 days of combined financial results of First United and BancorpSouth are available and in conjunction with BancorpSouth's quarterly press releases regarding, among other things, its earnings in the previous quarter, BancorpSouth shall publish such results by press release or the making of an appropriate filing under the Exchange Act.

7.13. Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of BancorpSouth and First United agrees to use its respective reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

7.14. BancorpSouth Board of Directors. The initial Board of Directors of the Surviving Corporation shall be comprised of 13 members, nine of which shall be the directors of BancorpSouth as of the Effective Time (the "Initial BancorpSouth Directors") and four of which shall be directors of First United as of the Effective Time who are designated therefor by First United (the "Initial First United Directors"). The Initial BancorpSouth Directors shall serve in the classes to which they were elected or appointed and the Initial First United Directors shall be appointed to fill classes designated as equally as possible given existing vacancies. If any of the Initial First United Directors shall fail for any reason to serve the initial term to which he was appointed, the nominating committee of the Surviving Corporation shall first consider nominees for that vacancy nominated by a majority of the remaining Initial First United Directors. The initial Board of Directors of the Surviving Bank shall be comprised of the members of the Board of Directors of BancorpSouth Bank as of the Effective Time, the Initial First United Directors and three other directors of First United as of the Effective Time who are designated therefor by First United (the "Initial First United Bank Directors"). It is anticipated that two additional members will be elected to the Board of Directors of the Surviving Corporation at the annual meeting of shareholders to be held in 2001, and the nominating committee of the Surviving Corporation will nominate one of the Initial First United Bank Directors as a candidate for one of those positions.

7.15. First United-Texas Subsidiary Merger. Prior to the Closing, First United shall cause First United-Texas to be merged with and into First United.

                       ARTICLE VIII. CONDITIONS PRECEDENT

8.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Shareholder Approvals. This Agreement shall have been approved and adopted by the requisite votes of the shareholders of First United and the shareholders of BancorpSouth under applicable law.

         (b) Listing of Shares. The shares of BancorpSouth Common Stock which shall be issued to the shareholders of First United upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         (c) Other Approvals. All regulatory approvals required to consummate the transactions contemplated hereby (including the Merger) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

         (d) S-4. The S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

         (e) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger.

         (f) Pooling Treatment. KPMG LLP, certified public accountants for BancorpSouth, shall have delivered a letter dated the Effective Time and addressed to BancorpSouth, to the effect that the Merger will qualify for pooling of interests accounting treatment under applicable accounting standards if consummated in accordance with this Agreement. Arthur Andersen LLP, certified public accountants for First United, shall have delivered a letter dated the Effective Time and addressed to First United, to the effect that First United is a poolable entity under applicable accounting standards. First United shall use its best efforts to procure drafts of such letters from its accountants and provide them to BancorpSouth and its respective counsel no later than 10 business days prior to the Closing Date.

8.2. Conditions to Obligations of BancorpSouth. The obligation of BancorpSouth to effect the Merger is also subject to the satisfaction or waiver by BancorpSouth at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of First United set forth in Sections 4.2 and 4.7 of this Agreement shall be true and correct in all respects without giving effect to Section 3.2 of this Agreement, and those set forth elsewhere in this Agreement shall be true and correct after giving effect to Section 3.2, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak only as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. BancorpSouth shall have received a certificate signed on behalf of First United by the Chief Executive Officer and the Chief Financial Officer of First United to the foregoing effect.

         (b) Performance of Obligations of First United. First United shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and BancorpSouth shall have received a certificate signed on behalf of First United by the Chief Executive Officer and the Chief Financial Officer of First United to such effect.

         (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

         (d) Federal Tax Opinion. BancorpSouth shall have received an opinion from Waller Lansden Dortch & Davis, PLLC, counsel to BancorpSouth ("BancorpSouth's Counsel"), in form and substance reasonably satisfactory to BancorpSouth, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and First United will each be a party to that reorganization. In rendering such opinion, BancorpSouth's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, First United and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and First United will cooperate with each other and BancorpSouth's Counsel in executing and delivering to BancorpSouth's Counsel customary representations letters in connection with such opinion.

         (e) Fairness Opinion. Prior to mailing the Proxy Statement, BancorpSouth shall have received an opinion from Salomon Smith Barney, Inc. or other financial advisor reasonably satisfactory to BancorpSouth to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of BancorpSouth from a financial point of view.

8.3. Conditions to Obligations of First United. The obligation of First United to effect the Merger is also subject to the satisfaction or waiver by First United at or prior to the Effective Time of the following conditions:

         (a) Representations and Warranties. The representations and warranties of BancorpSouth set forth in this Agreement shall be true and correct after giving effect to Section 3.2 of this Agreement as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date. First United shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to the foregoing effect.

         (b) Performance of Obligations of BancorpSouth. BancorpSouth shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and First United shall have received a certificate signed on behalf of BancorpSouth by the Chief Executive Officer and the Chief Financial Officer of BancorpSouth to such effect.

         (c) No Pending Governmental Actions. No proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

         (d) Federal Tax Opinion. First United shall have received an opinion from Mitchell, Williams, Selig, Gates & Woodyard, PLLC ("First United's Counsel"), or other counsel reasonably satisfactory to First United, in form and substance reasonably satisfactory to First United, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and that BancorpSouth and First United will each be a party to that reorganization. In rendering such opinion, First United's Counsel may require and rely upon representations and covenants, including those contained in certificates of officers of BancorpSouth, First United and others, reasonably satisfactory in form and substance to such counsel. BancorpSouth and First United will cooperate with each other and First United's Counsel in executing and delivering to First United's Counsel customary representations letters in connection with such opinion.

         (e) Fairness Opinion. Prior to the mailing of the Proxy Statement, First United shall have received opinions from Stephens Inc. and from Stifel Nicholas & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Exchange Ratio is fair to the shareholders of First United from a financial point of view.

                      ARTICLE IX. TERMINATION AND AMENDMENT

9.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of both First United and
BancorpSouth:

         (a) By mutual consent of First United and BancorpSouth in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

         (b) By either BancorpSouth or First United upon written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 9.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the Merger;

         (c) By either BancorpSouth or First United upon written notice to the other party if the Merger shall not have been consummated on or before December 31, 2000, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

         (d) By either BancorpSouth or First United upon written notice to the other party (provided that a party may not terminate if it is in material breach of any of its obligations under Section 7.3) if any approval of the respective shareholders of First United or BancorpSouth required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a respective duly held meeting of such shareholders or at any adjournment or postponement thereof;

         (e) By either BancorpSouth or First United upon written notice to the other party (provided that the terminating party is not then in breach of any representation or warranty (after giving effect to Section 3.2) or material breach of any covenant or other agreement contained herein) in the event of either: (i) if any of the representations or warranties set forth in this Agreement on the part of the other party hereto shall be or become untrue or incorrect (after giving effect to Section 3.2 hereof as provided in Article
VIII), and such representation is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to the party making such representation; or (ii) a material breach by the other party of any of the covenants or agreements contained in this Agreement, and such breach is either incapable, by its nature, of being cured or is not cured within 30 calendar days following the giving of written notice thereof to such other party;

         (f) By First United upon written notice to BancorpSouth if BancorpSouth's Board of Directors shall have failed to recommend in the Proxy Statement that BancorpSouth's shareholders approve and adopt this Agreement, or BancorpSouth's Board of Directors shall have withdrawn, modified or changed, in a manner adverse to First United, its approval or recommendation of this Agreement and the transactions contemplated hereby;

         (g) By BancorpSouth upon written notice to First United if First United's Board of Directors shall have failed to recommend in the Proxy Statement that First United's shareholders approve and adopt this Agreement, or First United's Board of Directors shall have withdrawn, modified or changed, in a manner adverse to BancorpSouth, its approval or recommendation of this Agreement and the transactions contemplated hereby, or if First United enters into any letter of intent, agreement in principle, or acquisition or similar agreement related or with respect to any Acquisition Proposal.

         (h) By either party in writing prior to May 8, 2000 unless waived earlier by the express mutual written consent of First United and BancorpSouth, if the Board of Directors of such party by a majority vote of its entire Board determines in its reasonable good faith judgment through such party's own review or based upon disclosures made by the other party (including the Disclosure Schedules) that the assets, liabilities, business, financial condition, and results of operations of the other party and its Subsidiaries, taken as a whole, are materially and adversely different from the terminating party's reasonable expectations of such matters as of the date of this Agreement based solely upon the other party's most recent annual report on Form 10-K filed with the SEC and without considering any other representation, warranty or other disclosure.

         (i) by the Board of Directors of First United, if it determines by a vote of a majority of the members of its entire Board at any time during the ten-day period commencing two days after the Determination Date, if both of the following conditions are satisfied:

             (1) the Average Closing Price shall be twenty percent (20%) less than the Starting Price; and

             (2) the BancorpSouth Ratio shall be less than 0.80 times the Index Ratio;

subject, however, to the following: If the First United Board of Directors elects to so terminate this Agreement pursuant to this Section 9.1(i), it shall give prompt written notice thereof to BancorpSouth; provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, BancorpSouth shall have the option to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the BancorpSouth Ratio. If BancorpSouth makes an election contemplated by the preceding sentence, within such five-day period, it shall give prompt written notice to First United of such election pursuant to this Section 9.1(i) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 9.1(i).

         For purposes of this Section 9.1(i), the following terms shall have the meanings indicated:

         "Average Closing Price" shall mean the average of the daily last sales prices of BancorpSouth Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by BancorpSouth) for the 20 consecutive full trading days in which such shares are traded ending at the closing of trading on the Determination Date.

         "Average Index Price" shall mean the average of the daily Index Price for the 20 consecutive full trading days ending at the closing of trading on the Determination Date.

         "BancorpSouth Ratio" shall mean the quotient of the Average Closing Price divided by the Starting Price.

         "Determination Date" shall mean the date on which the last consent of the applicable federal and state regulatory authorities shall be received.

         "Index Group" shall mean the bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 75% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The bank holding companies and the weights attributed to them are as follows:

HOLDING COMPANY                                                   WEIGHTING (%)
---------------                                                   -------------
Fulton Financial Corporation ...............................           7.5
M&T Bank Corporation .......................................           0.8
City National Corporation ..................................           5.2
Centura Banks, Inc. ........................................           3.1

Cullen/Frost Bankers, Inc. .................................           5.8
Old National Bancorp .......................................           5.2
Wilmington Trust Corporation ...............................           3.5
Commerce Bancorp, Inc. .....................................           3.3
UMB Financial Corporation ..................................           2.4
Westamerica Bancorporation .................................           4.0
Valley National Bancorp ....................................           6.5
TCF Financial Corporation ..................................           9.0
Park National Corporation ..................................           1.1
Mercantile Bankshares Corporation ..........................           7.5
Commerce Bancshares, Inc. ..................................           6.7
First Financial Bancorp. ...................................           5.1
First Virginia Banks, Inc. .................................           5.3
TrustCo Bank Corp of NY ....................................           5.8
United Bankshares, Inc. ....................................           4.6
Trustmark Corporation ......................................           7.6
                                                                     =====
TOTAL.......................................................         100.0

         "Index Price" on a given date shall mean the sum of the following: the closing sales price of a share of common stock of each company comprising the Index Group (as reported for such date on the consolidated transaction reporting system for the stock exchange or market on which such common stock is principally traded), multiplied by the applicable weighting for such common stock.

         "Index Ratio" shall mean the quotient of the Average Index Price divided by the Index Price on the Starting Date.

         "Starting Price" shall the greater of (i) $15.50, and (ii) the closing sales price of BancorpSouth Common Stock on the Starting Date, as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by BancorpSouth). The Starting Price shall be equitably adjusted to take into effect any stock dividend, reclassification, recapitalization, split up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date.

         "Starting Date" shall mean April 17, 2000.

9.2. Effect of Termination. In the event of termination of this Agreement by either BancorpSouth or First United as provided in Section 9.1, this Agreement shall forthwith become void and have no effect except (i) Sections 7.2(b), 9.2 and 10.3 shall survive any termination of this Agreement and (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement, it being understood and agreed, however, that a termination pursuant to Section 9.1(h) above shall not give rise to any liability or damages for termination.

9.3. Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the respective shareholders of First United and BancorpSouth; provided, however, that after any approval of the transactions contemplated by this Agreement by a party's shareholders, there may not be, without further approval of such shareholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to such shareholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4. Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                          ARTICLE X. GENERAL PROVISIONS

10.1. Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Central
Time) on the first day which is at least two business days after the satisfaction or waiver (subject to applicable law) of the last to occur of the conditions set forth in Article VIII hereof (other than those conditions which relate to actions to be taken at the Closing) (the "Closing Date"), at the offices of Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, or at such other time, date and place as is agreed to by the parties hereto.

10.2. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than Section 10.3 hereof and pursuant to the Stock Option Agreements, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

10.3. Expenses. All costs and expenses, including legal, accounting and financial advisory fees and expenses, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Without limiting the foregoing, each party hereto shall be solely responsible for the compensation, if any, owed to its respective financial advisor.

10.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a) if to BancorpSouth, to:       BancorpSouth, Inc.
                                           One Mississippi Plaza
                                           Tupelo, Mississippi 38804
                                           Attention: Chief Executive Officer
                                           Facsimile: (662) 680-2006

         with a copy (which shall not      Waller Lansden Dortch & Davis,
         constitute notice) to:              A Professional Limited Liability Company
                                           511 Union Street, Suite 2100
                                           Nashville, Tennessee 37219
                                           Attention: Ralph W. Davis, Esq.
                                           Facsimile: (615) 244-6804

         and

         (b) if to First United, to:       First United Bancshares, Inc.
                                           Main and Washington Streets
                                           El Dorado, Arkansas 71730
                                           Attention: Chief Executive Officer
                                           Facsimile: (870) 863-3181

         with a copy (which shall not
         constitute notice) to:            Mitchell, Williams, Selig, Gates &
                                             Woodyard, PLLC
                                           425 West Capitol Avenue, Suite 1800
                                           Little Rock, Arkansas 72201
                                           Attention: Hermann Ivester, Esq.
                                           Facsimile: (501) 688-8807

10.5.    Interpretation.

         (a) In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and (ii) when a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section of or Exhibit or Schedule to this Agreement, as applicable. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 16, 2000. Unless the context otherwise requires, when used in this Agreement, (i) the singular shall include the plural, the plural shall include the singular, and all nouns, pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons may require, and
(ii) the term "or" shall mean "and/or." For purposes of this Agreement, "knowledge" means, with respect to an individual, such individual is actually aware, after reasonable inquiry, of the particular fact, matter, circumstance or other item, and, with respect to any party, entity or other person other than an individual, any individual who is serving as a director, chairman, chief executive officer, president, chief operating officer, chief financial officer, chief accounting officer, controller, chief credit officer, general counsel, senior or executive vice president, or regional chairman of such party, entity or other person or other officer, regardless of title, thereof charged with or responsible for the oversight of a particular area, department or function to which the subject matter relates, has or at any time had "knowledge" of such fact, matter, circumstance or other item. References to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, novated or replaced by the parties from time to time. References to any party to this Agreement shall include references to its respective successors and permitted assigns. References to law are references to that law as amended, consolidated, supplemented or replaced from time to time, and shall include references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgment and shall include the requirements of any applicable stock exchange. References to a judgment shall include references to any order, injunction, decree, determination or award of any court or tribunal. References to any Governmental Entity or Regulatory Agency include any successor to that Governmental Entity or Regulatory Agency.

         (b) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto have each negotiated the terms hereof, reviewed this Agreement carefully, and discussed it with their respective legal counsel. It is the intent of the parties that each word, phrase and sentence and other part hereof shall be given its plain meaning. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

10.6. Defined Terms. Certain terms used in this Agreement have the meanings ascribed thereto herein, and shall be applicable to the singular and the plural forms of such terms, except as otherwise provided herein.

10.7. Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same instrument and shall become effective when counterparts have been signed by each of the parties and delivered to the other party hereto, it being understood that all parties need not sign the same counterpart.

10.8. Entire Agreement. This Agreement (including the schedules, exhibits, documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Stock Option Agreements and the Confidentiality Agreement.

10.9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Mississippi, without regard to the conflicts of laws principles of any jurisdiction. The parties agree that the venue for resolution of any dispute arising out of this Agreement shall be a court of competent jurisdiction in Mississippi or Arkansas.

10.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, without having to post bond therefor or prove actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.

10.11. Severability. Any term or provision of this Agreement or Stock Option Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.12. Publicity. Except as otherwise required by law or the rules of the NYSE and the Nasdaq Stock Market, so long as this Agreement is in effect, neither BancorpSouth nor First United shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which such consent shall not be unreasonably withheld or delayed.

10.13. Assignment; Successors; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.



                   [THE FOLLOWING PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written for themselves and their respective Subsidiaries.

                                     BANCORPSOUTH, INC.


                                     By: /s/ Aubrey B. Patterson
                                         ------------------------------------
                                         Aubrey B. Patterson
                                         Chairman and Chief Executive Officer





                                     FIRST UNITED BANCSHARES, INC.



                                     By: /s/ James V. Kelley
                                         ------------------------------------
                                         James V. Kelley
                                         Chairman and Chief Executive Officer